Exhibit 10.1

December 6, 2023

Will Clodfelter, Managing Director

Ponto Ventures LLC

[xxx]

[xxx] [xxx]

Dear Mr. Clodfelter:

RespireRx Pharmaceuticals Inc. (the “Company”) is pleased to retain the services of Ponto Ventures LLC (“Ponto”), pursuant to which Ponto will provide the services of you, Will Clodfelter (“Clodfelter” or “Consultant”), as a consultant to the Company on the terms described in this agreement (“Agreement”) effective as of the date first noted above.

1. Position. Clodfelter will be retained as the Senior Vice President of Business Development through Ponto Ventures LLC, a Delaware limited liability company, and which is wholly-owned and controlled by Consultant.

2. Duties. You will be responsible for such duties as are normally associated with the position of Senior Vice President of Business Development, working as an independent contractor and not as an employee, with an initial focus on the programs of ResolutionRx Ltd (“ResolutionRx”), the Company’s wholly-owned Australian subsidiary. You will collaborate with Jeff Eliot Margolis (“Margolis”), RespireRx’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary and together, both of you will periodically submit the results of your efforts to Dr. Arnold Lippa, the Interim Chief Executive Officer, Interim President and Chief Scientific Officer of the Company. You and Margolis will also cooperate and coordinate with various stakeholders of ResolutionRx. You will in all ways, satisfy the requirements of being an independent contractor, by among other things, working from a location of your choosing, utilizing you own computer, telephone and other electronic equipment, structure your workdays and work hours as you see fit to accomplish the goals of this Agreement.

3. Compensation.

(a) Compensation during the Initial Term: You will be paid during the Initial Term as defined below (“Initial Term”), at a rate of US$[xxx] per hour, invoiced in US dollars, monthly. The first month and last month of the Initial Term, may be a partial month. You will be paid with unregistered restricted Common Stock, par value $$0.001 (“Common Stock”) of RespireRx (unless agreed otherwise in writing to some other form of equity or equity-linked compensation of RespireRx), that number of shares to be calculated as described in Section 4 below. Shares will be issued in the name of Ponto or its assignee, which may be you personally or a family trust or an immediate family member, any of which will be required to represent that they or it, is an accredited investor as such term is defined in the United States Securities Laws, rules or regulations or similar laws, rules or regulations of the state in which you reside. You will, during the Initial Term work up to five (5) hours per week with a target of twenty (20) hours per month. The shares of common stock will not be issued under the Company’s 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan or the Company’s 2015 Stock and Stock Option Plan (collectively, the “Equity Plans”); however, you will be eligible to participate, during the Initial Term and any Extension Terms (as defined below) in the Equity Plans, along with other consultants, employees, officers, directors, vendors and others pursuant to the terms of the Equity Plans. You will not be eligible to participate in the Company’s health, disability, retirement plans (other than the Equity Plans noted above) and other similar plans, if any.

i. Contractor understands that until such time as the shares of Common Stock or other securities issued pursuant to this agreement have been registered under the 1933 Act or may be sold pursuant to Rule 144 under the 1933 Act, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS (A) SOLD PURSUANT TO RULE 144, RULE OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT AND (B) AN OPINION OF COUNSEL IS PROVIDED (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT SUCH SALE IS PERMITTED UNDER RULE 144, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the applicable shares of Common Stock without such legend to the holder of any security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated in the form of legend above) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Contractor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or other applicable exemption, the Company and Contractor agree to communicate in good faith to resolve any issues with respect to the opinion of counsel.

(b) Compensation During the Extension Terms: After the Initial Term, unless otherwise terminated in accordance with the provisions of Section 5, there will be automatic extensions of this Agreement for one-year periods (each an “Extension Term”). During the first Extension Term, or any subsequent Extension Term, you will be paid in cash, or any pre-agreed in writing of a combination of cash and Common Stock, at a rate of US$[xxx] per hour, invoiced in US dollars, monthly. If you accept payment in whole or in part in Common Stock, you may assign the Common Stock to an affiliate, which may be you personally or a family trust or an immediate family member, any of which, to the extent they are receiving Common Stock, will be required to represent that they or it, is an accredited investor as such term is defined in the United States Securities Laws, rules or regulations or similar laws, rules or regulations of the state in which you reside. The first month and last month of any Extension Term, may be a partial month. Cash payments will be made to Ponto in accordance with payment instructions separately agreed in advance in writing. You will, during each Extension Term be expected to work at least ten (10)] hours per week. As noted above, you will be eligible to participate, during any Extension Term, in the Equity Plans, along with other consultants, employees, officers, directors, vendors and others pursuant to the terms of the Equity Plans. You will not be eligible to participate in the Company’s health, disability, retirement plans (other than the Equity Plans noted above) and other similar plans, if any.

(c) Success Bonus: Ponto, or at Ponto’s direction, Clodfelter, will participate at a level of a minimum of 20% of a success bonus (amounts above 20% of the success bonus shall be determined at the discretion of the Board of Directors of the Company), the total success bonus pool as described and calculated below:

a.	In the event Clodfelter is involved in any substantive way (for example, by way of introduction, negotiation, documentation, participation or otherwise) in the successful consummation of a strategic transaction resulting in cash proceeds to the Company or one of its subsidiaries, the Company on behalf of itself or the appropriate subsidiary shall create a success bonus pool calculated on a modified Lehman formula as describe in 3.(c)b below, calculated on all funds, in the aggregate, received with respect to such transaction, upfront or in milestone payments once received. For clarity, royalties, profit participation or similar funds received will not be funds utilized in the calculation of the bonus. Since all funds may not be received at one time, to determine the “tier” the funds that are received shall be aggregated with funds previously received.

b.

Tier	Percent to be multiplied by amount received in accordance with Tier description		Tier description – US dollars received

1	[xxx]	%	$[xxx] - [xxx]
2	[xxx]	%	$[xxx]- $[xxx]
3	[xxx]	%	$[xxx]- $[xxx]
4	[xxx]	%	$[xxx]- $[xxx]
5	[xxx]	%	$8[xxx]- $[xxx]
6	[xxx]	%	$[xxx] and above

4.	Payments. The monthly invoice will be paid in Common Stock, cash or a pre-agreed combination of cash and Common Stock to Ponto unless assigned as described in Sections 3(a) and 3(b) above.

(a)	Calculation of the number of shares of Common Stock in payment: To the extent payment is to be made in Common Stock, the number of shares of Common Stock to be issued shall be calculated as follows:

i. Determine the US dollar amount to be paid and the measurement date (“Measurement Date”) which shall be the business day preceding the issuance date

ii. Determine the closing prices of the Company’s Common Stock on the highest level exchange or market on which the Company’s Common Stock trades for the 20 trading days on which the stock actually traded that equals the Measurement Date and the preceding days

iii.Calculate the simple average of the twenty (20) closing prices determined in Section 4(a)ii. above

iv.Divide the amount to be paid by the amount calculated in Section 4(a)iii. above.

v. Notwithstanding the foregoing, the amount by which to be paid shall not be divided by less than $0.0015.

(b)	Out-of-Pocket Expenses: Reasonable and necessary out-of-pocket expenses will be reimbursed on a monthly basis. Amounts greater than $500 must be pre-approved by the Company.

5.	Term and Termination. The Initial Term shall be for a period of four (4) months ending on the four-month anniversary of the date first noted above. Extension Terms shall commence automatically for one-year periods after each prior Initial Term or Extension Term terminates. This Agreement may be terminated on thirty (30) days written notice in advance of any extension date, or at-will as described below.

6.	Company Policies. You will be expected to abide by the Company’s rules and standards applicable to the position of Senior Vice President of Business Development.

7.	Directors and Officers Liability Insurance. At the commencement of this Agreement and on each renewal or replacement date thereafter, the Company shall provide Consultant with proof of purchase of a Directors and Officers Liability insurance policy, an outline of its terms and proof of payment or financing.

8.	Specific Conditions Precedent to Retention. As a condition of your retention, you will be required to sign and comply with a Confidentiality and Nondisclosure Agreement, attached hereto as Exhibit A, which among other things, prohibits unauthorized use or disclosure of Company proprietary information.

9.	Representations. By signing below, you represent that your performance of services to the Company will not violate any duty which you may have to any other person or entity (such as a present or former employer or client), including obligations concerning providing services (whether or not competitive) to other parties, confidentiality or proprietary information and assignment of inventions, ideas, patents or copyrights, and you agree that you will not do anything in the performance of services hereunder that would violate any such duty.

10.	This section intentionally left blank.

11.	Representations. By signing below, you represent that your performance of services to the Company will not violate any duty which you may have to any other person or entity (such as a present or former employer or client), including obligations concerning providing services (whether or not competitive) to other parties, confidentiality or proprietary information and assignment of inventions, ideas, patents or copyrights, and you agree that you will not do anything in the performance of services hereunder that would violate any such duty.

12.	Legal. The validity, interpretation, enforceability and performance of this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any party to this letter agreement institutes legal proceedings against the other party regarding this letter agreement, the prevailing party in any disagreement shall be entitled to recover reasonable attorney’s fees and expenses from the other party.

13.	Outside Activities. It is understood that Clodfelter owns and operates a consulting firm, Ponto Ventures LLC, and that you have other consulting clients. While you render services to or on behalf of the Company, you agree that you will not engage in any other employment, consulting or other business activity that is directly competitive with the Company and/or its technology or intellectual property. In addition, while you render services to or on behalf of the Company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company, or in hiring any employees or consultants of the Company.

14.	Taxes. Consultant shall not be deemed to be an employee of the Company for any purpose whatsoever but shall be deemed to be an independent contractor. The payment of any federal and state payroll and self-employment taxes attributable to payments received for the services provided hereunder shall be the responsibility of Ponto or Clodfelter, as appropriate.

15.	Entire Agreement. This letter agreement and the Confidentiality and Nondisclosure Agreement shall constitute the complete agreement between you and the Company with respect to the terms and conditions of your retention. Any prior or contemporaneous representations (whether oral or written) not contained in this letter agreement or the Confidentiality and Nondisclosure Agreement, or contrary to those contained in this letter agreement or the Confidentiality and Nondisclosure Agreement, that may have been made to you are expressly cancelled and superseded by this letter agreement.

16.	Transferability/Assignability. This letter agreement and the services contemplated hereunder are not transferable or assignable. This letter agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated herein.

17.	Binding Effect. This letter agreement may be executed in counterpart. Facsimile signatures shall have the same force and effect as original signatures.

AGREED AND ACCEPTED

RESPIRERX PHARMACEUTICALS INC.

/s/ Arnold Lippa
By:	Arnold Lippa
Title:	Interim Chief Executive Officer, Interim President, Chief Scientific Officer

PONTO VENTURES LLC

/s/ Will Clodfelter
By:	Will Clodfelter
Title:	Managing Director

WILL CLODFELTER (INDIVIDUAL)

/s/ Will Clodfelter
Signator:	Will Clodfelter

Exhibit A

Confidentiality and Nondisclosure Agreement

This is a Confidentiality and Nondisclosure Agreement (“Agreement”) dated as of _______ (the “Effective Date”), between ________________, with offices at _________________ (“Recipient “), and RespireRx Pharmaceuticals Inc. , located at 126 Valley Road, Suite C, Glen Rock NJ 07452 (“RespireRx”).

Whereas, RespireRx possesses subject to confidentiality arrangements and/or owns the rights to the Confidential Information (as defined below) and is willing to make disclosures thereof to RECIPIENT subject to the terms hereof in connection with RECIPIENT’s evaluation of a possible business transaction (the “Evaluated Transaction”);

Now, therefore, the parties agree as follows:

1. Definition; Representation. (a) “Confidential Information” shall mean certain proprietary technical, business know-how and financial information including, but not limited to product or company acquisition opportunities relating to one or more of biopharmaceutical compounds, drugs, regulatory issues, and clinical trials, including information, business and financial data, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds, formulas, inventions, schematics and apparatus relating thereto disclosed by RespireRx to RECIPIENT. RespireRx represents to RECIPIENT that it possesses subject to confidentiality arrangements and/or owns the Confidential Information and is permitted to disclose it to RECIPIENT pursuant to this Agreement.

(b) Exclusions. Information shall not be considered Confidential Information hereunder if it

(i) is, or becomes, part of public knowledge or literature through no fault, act or omission of RECIPIENT or his Agents (as hereinafter defined) provided that Confidential Information shall not be deemed to have entered the public domain by reason of its having been filed with any regulatory authority;

(ii) was, or becomes, available to RECIPIENT from a source other than RespireRx, which source has rightfully obtained the same information and has no obligation of confidentiality to RespireRx with respect thereto;

(iii) is independently developed by or for RECIPIENT without use of the Confidential Information;

(iv) is made available on an unrestricted basis by RespireRx to a third party unaffiliated with RespireRx.

2. Permitted Transfers by RECIPIENT. (a) For five years from the Effective Date, RECIPIENT shall hold in confidence and take all reasonable precautions to prevent disclosure of Confidential Information to third parties provided that RECIPIENT may make disclosure thereof (i) to officers, directors, partners, members, managing members, employees with a need to know, advisors, consultants, agents and professional service providers (collectively “Agents”) and (ii) to the extent necessary to comply with applicable laws, judicial orders or governmental regulation provided that RECIPIENT gives reasonable advance notice of any such intended disclosure and minimizes such disclosure to the extent possible.

In the event the Recipient is requested or required (by oral questions, interrogatories, request for information, subpoena or similar process) to disclose any Confidential Information supplied to Recipient, Recipient shall provide to RespireRx, prompt notice of such requests so that RespireRx may seek an appropriate protective order and/or waive compliance with this Confidentiality Agreement. If in the absence of a protective order or the receipt of a waiver, upon the advice of counsel of its own choosing, the Recipient determines that it or its Agents are compelled to disclose any Confidential Information under penalty of contempt or liability, the Recipient or its Agents may disclose such material without liability hereunder.

Consultant understands that Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or to use, except in connection with Consultant’s work for Company, Third Party Information unless expressly authorized in writing by an officer of Company.

3. Permitted Use. RECIPIENT shall not use Confidential Information for any purpose other than the Evaluated Transaction. Disclosure of Confidential Information to Agents shall be on a need-to-know basis, and RECIPIENT shall ensure that each such Agent is bound by an obligation of confidentiality and non-use no less strict than those set forth herein and is advised of the confidential nature of Confidential Information. Notwithstanding the foregoing, RECIPIENT may disclose Confidential Information to any Agent that (i) needs to know such Confidential Information for the purpose of the Evaluated Transaction and (ii) is advised of the contents of and agree to be bound by the terms of this Agreement provided that only an Agent to which such Confidential Information is disclosed will be bound by this Agreement. This Agreement shall not be construed as transferring title to or licensure of or other rights with respect to Confidential Information other than the right to use Confidential Information as stated above. Upon request of RespireRx, RECIPIENT shall, at their option, return all the Confidential Information, or destroy all such Confidential Information and provide certification as to such destruction.

4. Ownership of Work Product and Patent Rights. (a) RespireRx shall own all right, title and interest in and to (i) all inventions, conceptions, ideas and other proprietary information (collectively, “Inventions”) developed, or conceived of by or on behalf of RECIPIENT if RECIPIENT or its Agents use Confidential Information to develop or conceive of an Invention and (ii) all physical manifestations or embodiments of the Inventions and other proprietary information including all prototypes, models, samples, information on computer memories, written data, notes, drawings, documents and copies thereof in each of the foregoing cases including all patent rights, patentable information, copyrights, copyrightable information, non-patentable and non-copyrightable information, schematics, specifications, inspection procedures and test procedures.

(b) RECIPIENT shall promptly bring to RespireRx ‘s attention Inventions covered by section 4(a). RECIPIENT assigns to RespireRx all his right, title and interest in each such Invention, and shall take such action at RespireRx ‘s expense as RespireRx may direct to confirm and perfect its entire right, title and interest therein including executing an assignment of title to RespireRx and taking such other action at RespireRx ‘s expense to secure a patent or copyright in the United States and foreign countries and participating in any proceedings or litigation relating to any of the foregoing.

5. The Receiving Party acknowledges that it is aware (and, if applicable, that its Representatives who are apprised of this matter have been advised) that the United States securities laws prohibit any person who has material non-public information about a company or its securities from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Receiving Party covenants to refrain from purchasing or selling securities of the Disclosing Party and from communicating material non-public information about the Disclosing Party or its securities in violation of such securities laws.

6. Miscellaneous. (a) RespireRx shall at all times have the right to transfer its rights and obligations under this agreement to any other party who acquires the rights to the Confidential Information.

(b) The failure of either party to require performance of any of the provisions of this Agreement shall not affect its right to enforce such provision at a later time.

(c) This Agreement shall be construed in accordance with the laws of New York regardless of the laws that might otherwise govern under appropriate provisions of conflicts of laws.

(d) Money is not a sufficient remedy for any breach of Sections 2 or 3 by RECIPIENT or his Agents or anyone else associated with RECIPIENT and RespireRx shall be entitled to seek specific performance and injunctive relief as remedies for any such breach.

(e) This Agreement shall not be assignable by RECIPIENT without the prior written consent of RespireRx. Any assignment or attempt in the absence of such prior written consent shall be void and without effect.

(f) This Agreement constitutes the entire understanding between the parties relating to the subject matter hereof, and no amendment or modification hereto shall be valid or binding upon the parties unless made in writing and signed by each party.

Signature page follows:

The parties have duly executed and delivered this Agreement as of the Effective Date.

Recipient

By:

Name:

Title:

RespireRx Pharmaceuticals Inc.

By:

Name:	Arnold Lippa

Title:	Executive Chairman
Interim Chief Executive Officer, Interim President, Chief Scientific Officer

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